Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Donald T. Hurrelbrink

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6308

(Name, address and telephone number of agent for service)

William Lyon Homes, Inc.

(Exact name of obligor as specified in its charter)

California	33-0253855
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, 8th Floor Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

William Lyon Homes

(Exact name of obligor as specified in its charter)

California	33-0864902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, 8th Floor Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

AND

The Other Registrants Named in the Table of Additional Registrants Below

8.500% Senior Notes Due 2020

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

Additional Registrants (as Guarantors of 8.500% Senior Notes due 2020)

Exact Name as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
California Equity Funding, Inc.	California	33-0830016
PH-LP Ventures	California	33-0799119
Duxford Financial, Inc.	California	33-0640824
Sycamore CC, Inc.	California	33-0981307
Presley CMR, Inc.	California	33-0603862
William Lyon Southwest, Inc.	Arizona	86-0978474
PH-Rielly Ventures	California	33-0827710
HSP Inc.	California	33-0636045
PH Ventures-San Jose	California	33-0785089
Presley Homes	California	33-0905035
Lyon Mayfield, Inc.	Delaware	37-1650559
WLH Enterprises	California	33-0013333
Lyon East Garrison Company I, LLC	California	41-2065692
Laguna Big Horn, LLC	Delaware	20-0892590
Lyon Waterfront LLC	Delaware	04-3671928
Circle G at the Church Farm North Joint Venture, LLC	Arizona	20-3431322
Duxford Insurance Services LLC	California	36-4588232
Whitney Ranch Village 5 LLC	Delaware	20-1595256
Lyon Mayfield, LLC	Delaware	37-1650573
Mountain Falls, LLC	Nevada	20-1119631
Mountain Falls Golf Course, LLC	Nevada	20-1223291

*	Each additional registrant is a direct or indirect subsidiary of William Lyon Homes, Inc. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o William Lyon Homes, 4695 MacArthur Court, 8th Floor, Newport Beach, California, telephone (949) 833-3600. The name, address, and telephone number of the agent for service for each additional registrant is General William Lyon, Chief Executive Officer, William Lyon Homes, 4695 MacArthur Court, 8th Floor, Newport Beach, California, telephone (949) 833-3600.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 2nd of April, 2013.

By:	/s/ Donald T. Hurrelbrink
Donald T. Hurrelbrink
Vice President

Exhibit 2

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 2, 2013

By:	/s/ Donald T. Hurrelbrink
Donald T. Hurrelbrink
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2012

($000’s)

12/31/2012
Assets
Cash and Balances Due From Depository Institutions	$8,252,302
Securities	74,022,528
Federal Funds	74,234
Loans & Lease Financing Receivables	219,884,343
Fixed Assets	5,024,268
Intangible Assets	12,542,566
Other Assets	25,288,375

Total Assets	$345,088,616

Liabilities
Deposits	$253,686,214
Fed Funds	4,291,213
Treasury Demand Notes	0
Trading Liabilities	404,237
Other Borrowed Money	30,911,125
Acceptances	0
Subordinated Notes and Debentures	4,736,320
Other Liabilities	11,473,186

Total Liabilities	$305,502,295

Equity
Common and Preferred Stock	18,200
Surplus	14,133,290
Undivided Profits	23,981,892
Minority Interest in Subsidiaries	$1,452,939

Total Equity Capital	$39,586,321

Total Liabilities and Equity Capital	$345,088,616